As filed with the Securities and Exchange Commission on December 27, 1996
                                                   Registration No. 333-________


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                              AMERIHOST PROPERTIES, INC.
                (Exact name of registrant as specified in its charter)

                   DELAWARE                               36-3312434
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)               Identification No.)

        2400 EAST DEVON AVENUE, SUITE 280
              DES PLAINES, ILLINOIS                          60018
     (Address of Principal Executive Offices)             (Zip Code)


                              AMERIHOST PROPERTIES, INC.
                          1996 OMNIBUS INCENTIVE STOCK PLAN

                              AMERIHOST PROPERTIES, INC.
                   1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                              AMERIHOST PROPERTIES, INC.
                         STOCK OPTION PLANS FOR KEY PERSONNEL
                              (Full title of each plan)

               Michael P. Holtz                      (847) 298-4500
    President and Chief Executive Officer          (Telephone number,
       2400 East Devon Avenue, Suite 280          including area code,
         Des Plaines, Illinois  60018             of agent for service)
   (Name and address of agent for service)


                           CALCULATION OF REGISTRATION FEE

                                     PROPOSED       PROPOSED
         TITLE OF      AMOUNT TO      MAXIMUM        MAXIMUM        AMOUNT OF
      SECURITIES TO       BE         OFFERING       AGGREGATE     REGISTRATION
      BE REGISTERED   REGISTERED     PRICE PER      OFFERING           FEE
                                     SHARE(1)       PRICE(1)

      Common Stock     2,183,083       $6.25       $13,644,269       $4,135
      (par value       shares(2)
      $.005 per
      share)

     (1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Registrant on the Nasdaq National Market on December 23, 1996.

     (2) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.


     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Amerihost Properties, Inc. (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

          (b) The Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996.

         (c) The description of the Company's common stock, par value $.005 per share (the "Common Stock"), contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (File No. 000-15291), including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain circumstances as set forth therein. The Company's By-Laws provide that the Company shall indemnify officers and directors to the fullest extent permitted by law in the manner permissible under the laws of the State of Delaware. The Company also maintains liability insurance for the benefit of its directors and officers.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.




     ITEM 8. EXHIBITS

         Reference is made to the Exhibit Index.


     ITEM 9. UNDERTAKINGS.

         The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Plaines, Illinois on December 27, 1996.

                                  AMERIHOST PROPERTIES, INC.


                                  By:     /s/ Michael P. Holtz
                                      ------------------------------------
                                              Michael P. Holtz
                                    President and Chief Executive Officer

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael P. Holtz and Russell
     J. Cerqua, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                  TITLE                DATE

       /s/ H. Andrew Torchia
      -------------------------  Chairman of the Board  December 27, 1996
          H. Andrew Torchia           of Directors
       /s/  Michael P. Holtz        President, Chief
      -------------------------  Executive Officer and  December 27, 1996
           Michael P. Holtz             Director
                                  (Principal Executive
                                        Officer)

       /s/ Richard A. D'Onofrio      Executive Vice
      -------------------------      President and      December 27, 1996
         Richard A. D'Onofrio           Director


       /s/ Russell J. Cerqua         Executive Vice
      -------------------------  President of Finance,  December 27, 1996
           Russell J. Cerqua     Secretary, Treasurer,
                                    Chief Financial
                                  Officer and Director
                                  (Principal Financial
                                        Officer)
       /s/ James B. Dale               Controller       December 27, 1996
      -------------------------  (Principal Accounting
           James B. Dale                Officer)

       /s/ Reno J. Bernardo             Director        December 27, 1996
      -------------------------
           Reno J. Bernardo

       /s/ Salomon J. Dayan
      -------------------------         Director        December 27, 1996
           Salomon J. Dayan


                                    EXHIBIT INDEX


     EXHIBIT                 DESCRIPTION OF EXHIBIT
     NUMBER

      4(a) Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan, incorporated herein by reference to Appendix A to the Company's Proxy Statement for Annual Meeting of Shareholders filed on July 25, 1996 (File No. 000-15291).

      4(b) Amerihost Properties, Inc. 1996 Stock Option Plan for Nonemployee Directors, incorporated herein by reference to Appendix A to the Company's Proxy Statement for Annual Meeting of Shareholders filed on July 25, 1996 (File No. 000-15291).

      4(c)     Restated Certificate of Incorporation of the Company, as amended.

      4(d) By-Laws of the Company, incorporated herein by reference to the Company's Report on Form 10-K filed on March 26, 1993.

      5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

      23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

      23(b)    Consent of BDO Seidman, LLP.

      24 Power of Attorney (included with the signature page to this registration statement).